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                                                                     EXHIBIT 5.1

                        [LATHAM & WATKINS LLP LETTERHEAD]

                                  June 17, 2005


Leap Wireless International, Inc.
10307 Pacific Center Court
San Diego, California 92121

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      In connection with the registration by Leap Wireless International, Inc., a Delaware corporation (the "Company"), of 4,800,000 shares of common stock of the Company, par value $0.0001 per share (the "Shares"), issuable under the Company's 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the "Plan") under the Securities Act of 1933, as amended, on Form S-8 filed with the Securities and Exchange Commission on June 17, 2005 (the "Registration Statement"), you have requested our opinion set forth below.


      In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner contemplated by the Plan. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.


      We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.


      Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Plan, will be validly issued, fully paid and nonassessable.


      We consent to your filing this opinion as an exhibit to the Registration Statement.


                                                        Very truly yours,

                                                        /s/ LATHAM & WATKINS LLP